              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON FEBRUARY 17, 2000

                                                 REGISTRATION NO. 33-80087

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          POST-EFFECTIVE AMENDMENT NO.3
                                       ON
                                    FORM S-3
                                       TO
                       REGISTRATION STATEMENT ON FORM S-1
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                    KTI, INC.

             (Exact name of registrant as specified in its charter)
                                   NEW JERSEY
                   ------------------------------------------
         (State or other Jurisdiction of Incorporation or Organization)

                                   22-2665282
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)

                   25 Greens Hill Lane, Rutland, Vermont 05701
                                 (802) 775-0325
          ------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 John W. Casella
                      President and Chief Executive Officer
                                    KTI, Inc.
                               25 Greens Hill Lane
                             Rutland, Vermont 05701
                                 (802) 775-0325
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                             Jeffrey A. Stein, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
            ---------------------------------------------------------

      Approximate date of commencement of proposed sale to the public: N/A

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         DEREGISTRATION OF COMMON STOCK

         On June 14, 1996, KTI, Inc. (the "Company") filed a Post-Effective Amendment No. 1 on Form S-3 to a Registration Statement on Form S-1, Registration No. 33-80097 (the "Registration Statement"), for the resale of 1,373,431 shares of Common Stock, no par value (the "Common Stock") of the Company. On December 8, 1999, the shareholders of the Company approved and adopted an Agreement and Plan of Merger, dated as of January 12, 1999 (the "Agreement"), among the Company, Casella Waste Systems, Inc. ("Casella"), and Rutland Acquisition Sub, Inc., a wholly-owned subsidiary of Casella, and on December 14, 1999, Rutland Acquisition Sub, Inc. merged with and into the Company and the Company became a wholly-owned subsidiary of Casella. Pursuant to the Agreement, shareholders of the Company received 0.51 of a share of Casella Class A Common Stock for each share of Common Stock that they owned. This Post-Effective Amendment No. 3 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly registered for resale under the Registration Statement, constituting 440,195 shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rutland, Vermont, as of this 17th day of February, 2000.

                                                     KTI, INC.
                                                     (Registrant)

                                                     By: /s/ John W. Casella
                                                     ---------------------------
                                                     John W. Casella
                                                     President, Director and
                                                     Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities indicated on this 17th day of February, 2000.


       Name                             Title                              Date
       ----                             -----                              ----

 /s/ John W. Casella               President, Director and             February 17, 2000
-------------------------------    Chief Executive Officer
John W. Casella                    (Principal Executive Officer)

 /s/ James W. Bohlig               Director                            February 17, 2000
-------------------------------
James W. Bohlig

 /s/ Douglas R. Casella            Director                            February 17, 2000
-------------------------------
Douglas R. Casella

 /s/ Martin J. Sergi               Director                            February 17, 2000
-------------------------------
Martin J. Sergi
